UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 21, 2013 (August 19, 2013)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Compensatory Arrangements of Certain Officers.

In connection with Carolyn Johnson’s resignation, the Company has agreed to pay her certain incremental benefits.  Ms. Johnson will receive cash payments in the aggregate amount of $750,000, which is approximately equivalent to 18 months’ salary.  Two-thirds of this amount will be payable within 30 days after a release in favor of the Company becomes non-revocable, with the remainder payable on or about September 30, 2014, subject to Ms. Johnson’s compliance with certain covenants.  In addition, the restricted stock units awarded to Ms. Johnson in 2008 and 2010 will be vested and paid on or before March 14, 2014, and the performance shares awarded to Ms. Johnson in 2011 will remain outstanding and will be eligible to be paid on or around September 30, 2014 on the same terms, and subject to the same conditions, as though she remained employed by the Company.  To the extent otherwise payable under the terms of the Company’s Annual Incentive Plan, Ms. Johnson will be eligible to receive a bonus in respect of her services during 2013 equal to 50% of her 2013 bonus opportunity on or around March 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION
(Registrant)
/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller
and Chief Accounting Officer

Dated: August 21, 2013